UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2024
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange
Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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ITEM 5.07.        Submission of Matters to a Vote of Security Holders.
(a) The 2024 annual meeting of shareholders (the “Annual Meeting”) of National Storage Affiliates Trust (the “Company”) was held on May 13, 2023, at which 71,587,869 of the Company’s 78,126,440 common shares of beneficial interest, par value $0.01 per share (the “Shares”), issued and outstanding as of the record date, March 15, 2024, were represented in person via the live webcast or by proxy, representing approximately 91.63% of the issued and outstanding Shares of the Company entitled to vote.
(b) At the Annual Meeting, the Company’s shareholders (1) elected the twelve trustees below to serve on the Company’s board of trustees until the Company’s 2025 annual meeting of shareholders or until their respective successors are duly elected and qualify, (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, (3) approved, on an advisory basis, the compensation of the Company’s named executive officers, (4) approved, on an advisory basis, holding future advisory votes regarding the compensation of the Company’s named executive officers every year, and (5) approved the Company’s 2024 Equity Incentive Plan. The proposals are described in detail in the Company’s 2024 Proxy Statement. The final results for the votes regarding each proposal are set forth below. regarding each proposal are set forth below.

(i) The voting results with respect to the election of each trustee were as follows:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Tamara D. Fischer	62,013,954	2,394,204	65,248	7,114,463
Arlen D. Nordhagen	63,541,745	863,653	68,008	7,114,463
David G. Cramer	64,144,647	260,425	68,334	7,114,463
Lisa R. Cohn	63,748,190	659,193	66,023	7,114,463
Paul W. Hylbert, Jr.	63,536,339	867,521	69,546	7,114,463
Chad L. Meisinger	62,452,189	1,952,280	68,937	7,114,463
Steven G. Osgood	63,792,408	609,694	71,304	7,114,463
Dominic M. Palazzo	63,749,541	653,449	70,416	7,114,463
Michael J. Schall	64,365,961	37,590	69,855	7,114,463
Rebecca L. Steinfort	58,072,901	6,335,209	65,296	7,114,463
Mark Van Mourick	58,584,492	5,817,081	71,833	7,114,463
Charles F. Wu	64,121,652	284,590	67,164	7,114,463
(ii) The voting results with respect to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 were as follows:

Votes For	Votes Against	Abstain
71,239,888	277,635	70,346
(iii) The voting results with respect to a non-binding advisory vote on executive compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
61,665,500	2,700,074	107,832	7,114,463
(iv) The voting results with respect to a non-binding advisory vote on the frequency of holding shareholder advisory votes on executive compensation of the Company’s named executive officers were as follows:

Every Year	Every Two Years	Every Three Years	Abstain
59,147,710	47,138	5,224,871	53,687
In light of the shareholders’ recommendation that the advisory vote be held every year, which was consistent with the recommendation of the Company’s board of trustees, the Company’s board of trustees has decided that the Company will hold a shareholder advisory vote on the compensation of the Company’s named executive officers every year.

(v) The voting results with respect to the approval of the Company’s 2024 Equity Incentive Plan were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
61,802,947	2,578,635	91,824	7,114,463

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ David G. Cramer
David G. Cramer
President and Chief Executive Officer

Date: May 16, 2024